EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of shares of NBC Capital Corporation common stock in connection with the Enterprise Bancshares, Inc. Incentive Stock Option Plan of 1997) of our report dated January 19, 2004, included in NBC Capital Corporation’s Form 10-K for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

/S/ T.E. LOTT & COMPANY

Columbus, Mississippi

March 30, 2004